UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

Omni Bio Pharmaceutical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-52530	20-8097969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 W. Boardwalk Drive, Suite 202, Fort Collins, CO	80525
(Address of Principal Executive Offices)	(Zip Code)

(970) 237-5178
(Registrant’s telephone number, including area code)

_______________________________________________________ (Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2014, Omni Bio Pharmaceutical, Inc. (the “Company,” “we” or “us”) issued a press release announcing the appointment, effective September 1, 2014, of Jack Riccardi to serve as its Chief Financial Officer.

Mr. Riccardi, age 51, has been Partner and Chief Financial Officer of Green Street Ventures, LLC, a private equity fund, since 2012. From 2007 to 2012, Mr. Riccardi worked for ADial Pharmaceuticals, LLC, a privately held pharmaceutical company developing medications for treating addiction diseases and disorders, where he served as Chief Financial Officer, Treasurer and Secretary. Prior to that time, he served as Chief Financial Officer of Modern Visuals, a software start-up venture spun off from Siemens Technology Group. Earlier in his career, Mr. Riccardi spent eight years at General Motors, last serving as Director, Strategic Planning.

In connection with the appointment, on August 6, 2014, we entered into an employment agreement with Mr. Riccardi. Under the terms of the employment agreement, we have agreed to employ Mr. Riccardi as our Chief Financial Officer commencing on September 1, 2014 at a salary of $10,416.67 per month. Commencing the month immediately following the Company’s realization of a successful public cash infusion of at least $5,000,000, Mr. Riccardi’s salary will be increased to $12,500 per month.

In addition, on September 1, 2014, we will grant a warrant to purchase 750,000 shares of our common stock with an exercise price equal to the closing price of the common stock on that date. The warrants will vest in one-third increments on September 1, 2014, September 1, 2015 and September 1, 2016 with the latter two vestings contingent upon Mr. Riccardi’s continued employment with us on each milestone date.

The employment agreement may be terminated by either party upon 30 days prior notice for any or no reason, and by us at any time for cause. In the event the agreement is terminated by us for any reason other than cause, Mr. Riccardi will be entitled to receive a severance payment equal to three months of his then-current base salary.

The employment agreement also contains customary provisions protecting our confidential information and prohibiting Mr. Riccardi, during the term of his employment and for one year thereafter, from soliciting our employees and certain other persons and from competing with us.

The foregoing description of the employment agreement is qualified in its entirety by reference to the complete text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1. and is incorporated by reference herein.

Item 8.01	Other Events.

On August 14, 2014, the Company issued a press release announcing the appointment, effective September 1, 2014, of Jack Riccardi to serve as its Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated August 6, 2014, between Omni Bio Pharmaceutical, Inc. and Jack Riccardi.

99.1	Press Release dated August 14, 2014, issued by Omni Bio Pharmaceutical, Inc.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI BIO PHARMACEUTICAL, INC.

Dated: August 14, 2014	/s/ Bruce E. Schneider
Bruce E. Schneider
Chief Executive Officer